UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2012

The Advisory Board Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2445 M Street, NW, Washington, District of Columbia		20037
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-266-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On May 2, 2012, The Advisory Board Company (the "Company") issued a news release announcing its financial results for the quarter and fiscal year ended March 31, 2012. A copy of the Company’s news release is furnished as Exhibit 99.1 to this report.

Item 8.01 Other Events.

On May 1, 2012, the Company's Board of Directors approved a two-for-one stock split of the Company’s common stock to be effected in the form of a stock dividend. On June 18, 2012, each stockholder of record will receive one additional share of common stock for each share of common stock owned at the close of business (Eastern Time) on May 31, 2012. Upon completion of the stock split, the number of outstanding shares of the Company’s common stock will double to approximately 34.0 million shares based on the number of shares outstanding as of April 30, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following document is herewith furnished as an exhibit to this report.

99.1 News release of The Advisory Board Company dated May 2, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company

May 2, 2012	By:	/s/ Michael T. Kirshbaum

Name: Michael T. Kirshbaum
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	News release of The Advisory Board Company dated May 2, 2012.